Exhibit 99.1

Jerash Reports Record Third Quarter with $18.7 Million in Revenue

Increases full-year revenue outlook

Advances capacity expansion plans with 1.5 million+ piece new facility agreement

Rochester, New York – February 8, 2019 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company” or “Jerash”), a producer of high-quality textile goods for leading global brands, today reported results for its fiscal third quarter 2019, ended December 31, 2018, including record third quarter revenue of $18.7 million. The Company also updated its full-year revenue forecast to a minimum of $82 million, compared with its prior revenue outlook of $80 million to $82 million, reflecting the Company’s expectation of record second half revenue results.

Fiscal Third Quarter 2019 and Recent Highlights:

•	Revenue increased 61.8% year-over-year to a fiscal third quarter record $18.7 million, and 16.6% year-over-year to $70.5 million through the first nine months of fiscal 2019;
•	Generated quarterly gross profit of $3.2 million, or 17.1%, reflecting a strategic program to seize market share and a rush order for a significant existing customer that reduced gross margin in the quarter;
•	Maintained gross margin of 23.0% year-to-date including the mix impact of increased second half production volumes;
•	Reported quarterly GAAP net income of $1.6 million, or $0.14 per diluted share, and $5.3 million, or $0.47 per diluted share, year-to-date;
•	Reported adjusted EBITDA[1] of $11.1 million, or $0.97 per diluted share, through the first nine months of fiscal 2019;
•	Generated cash flow from operations of $2.7 million for the quarter, and $11.5 million through the first nine months of fiscal 2019;
•	Maintained cash, cash equivalents and restricted cash of $30.4 million, or $2.68 per diluted share;
•	Announced an agreement to expand capacity by more than 1.5 million pieces, increasing total capacity to more than 8.0 million pieces per year, beginning in April 2019, at an expected cost of approximately $1 million in initial investment;
•	Announced new orders for 800,000 pieces to launch production in the new factory facilities; and
•	Announced a quarterly dividend payment of $0.05 per share commensurate with the Company’s dividend policy.

Management Commentary

Sam Choi, Chairman and Chief Executive Officer, stated: “We are excited to report solid financial results through the first nine months of fiscal 2019, including a 62% increase in third-quarter revenue to a record $18.7 million and continued profitability. Year-to-date, we have generated $70.5 million in revenue, $5.3 million in net income, $11.1 million in adjusted EBITDA and generated more than $11.5 million in cash flow from operations. We also recently announced the entry into an agreement to acquire 1.5 million pieces of additional capacity and new customer contracts for 800,000 pieces to fuel further growth in fiscal 2020, beginning in April. Those new contracts are in addition to indications of increased order volume from current customers in fiscal 2020. We believe this puts Jerash on a clear path to not only record second half fiscal 2019 revenue, but also record fiscal 2020 revenue as we continue to increase capacity to meet rising customer demand.

1 A reconciliation of GAAP to non-GAAP measures is provided in the tables accompanying this release.

“Given the strong third quarter results and our outlook for continued year-over-year revenue growth in the fiscal fourth quarter, we are raising our full-year revenue outlook to a minimum of $82 million in fiscal 2019, another record for the Company.

“The one challenging aspect to our record third quarter was gross margin, although we have maintained our year-to-date gross margin at 23.0%. Quarterly gross margin temporarily declined as part of a strategic decision to seize market share in warm weather pants through a one-time discount program. We also accepted an urgent order from an existing significant customer that required additional cost to fulfill on short notice, resulting in single-digit gross margins on that order. We expect gross margin to return to a more normative range in the fiscal fourth quarter.

“In addition to ramping our revenue and volumes, I am particularly excited about our agreement to expand capacity adding at least 1.5 million pieces of additional annual capacity to support further revenue growth in fiscal 2020. This factory is adjacent to our current Jordanian facilities, providing for efficient oversight and integration with our existing facilities. Since agreeing to take over the lease for this facility and purchase its capital equipment, we have been working closely with the government of Jordan to assume its existing certifications and worker programs. We expect an orderly and efficient transition and an expected start to production in April 2019. This is important as we have secured two additional customer orders totaling 800,000 pieces to commence production in this facility beginning in April. We also see early indications from existing customers for notable year-over-year growth in order volumes in fiscal 2020.

“Finally, we continue to evaluate opportunistic entry into complementary businesses, including geographic expansion and new production capabilities desired by our customers. We maintain strict internal requirements for value add, as evidenced by our recent Jordanian factory expansion, but we believe that our patience and rigor will be rewarded with opportunities that provide the best possible returns.”

Fiscal 2019 Third Quarter Financial Results

Jerash reported record third quarter revenue of $18.7 million for the fiscal quarter ended December 31, 2018, a 61.8% increase from $11.5 million in the prior year fiscal third quarter. Revenue reflected continued increased demand from customers seeking the benefits of Jerash’s high-quality production capabilities and tariff-free shipments to the United States and European Union, as well as a ramping up of warm season production and multiple customer orders to seize market share. As previously announced, the Company continues to anticipate record fiscal second half business activity.

Operating expenses were $2.2 million for the fiscal third quarter, compared with $1.6 million in the prior year fiscal third quarter. The increase in ongoing operating expenses reflects increased headcount to support revenue growth and public company operating costs. Jerash expects operating expenses to remain approximately stable in its legacy business and scale commensurate to the addition of manufacturing capacity as its fourth factory is expected to come online in fiscal 2020, beginning April 1, 2019.

GAAP net income was $1.6 million in the third quarter of fiscal 2019, compared with net income of $2.2 million in the prior year fiscal third quarter. The decrease was primarily due to the shift in gross margin due to a strategic decision to take market share, order mix and acceptance of a one-time urgent order with an existing customer that generated unusually low margins in order to meet the customer’s required timeframe.

Jerash reported adjusted EBITDA of $1.4 million compared with adjusted EBITDA of $2.5 million in the prior year fiscal third quarter. Adjusted EBITDA in the current year third quarter was reduced by a favorable $600,000 in income tax reserves due to clarification of the impacts of the US Tax Cuts and Jobs Act. The prior year fiscal third quarter had zero stock-based compensation and income tax expense. A reconciliation of non-GAAP financial measures to GAAP financial measures can be found in Appendix A.

Diluted shares outstanding were 11.4 million in the current quarter and 9.7 million in the prior year fiscal third quarter.

Fiscal 2019 Year to Date Financial Results

Through the first nine months of fiscal 2019, Jerash reported revenue of $70.5 million, compared with $60.4 million in the prior fiscal year nine months, an increase of 16.6%. Gross margin in fiscal 2019 was 23.0%, compared with 26.2% in fiscal 2018. GAAP net income through the first nine months of fiscal 2019 was $5.3 million, or $0.47 per diluted share, compared with $11.4 million, or $1.18 per diluted share through the first nine months of fiscal 2018. Results for fiscal 2019 include charges of $3.4 million in non-cash stock-based compensation expense and $1.3 million in income tax reserves, compared with $117,000 and zero, respectively, in the prior fiscal year. Taking these differences into account, adjusted EBITDA for the first nine months of fiscal 2019 was $11.1 million, or $0.97 per diluted share, compared with $12.4 million, or $1.28 per diluted share in fiscal 2018. Diluted shares outstanding were 11.4 million in the current year nine months and 9.7 million in the prior year comparable period.

A reconciliation of GAAP to non-GAAP measures is provided in the tables accompanying this release.

Cash Flow and Balance Sheet

During the fiscal third quarter, Jerash generated $2.7 million in cash flow from operations. Cash and restricted cash at December 31, 2018 was $30.4 million in the aggregate, or $2.68 per diluted share, compared with $12.2 million at March 31, 2018. As of December 31, 2018, inventory was $12.1 million and accounts receivable $13.1 million.

Outlook

Jerash updated its full-year revenue outlook to a minimum $82 million, reflecting expected year-over-year order growth in the fiscal fourth quarter. The company expects consolidated gross margins in the range of 23% to 24% for the full year, reflecting lower fiscal third quarter gross margin and anticipated fiscal fourth quarter gross margin.

Conference Call

The Company will conduct a conference call and webcast to review its fiscal third quarter 2019 results on Friday, February 8, 2018 at 10:30 a.m. ET. Interested parties in the United States can access the call by dialing 888-428-7458; interested parties outside the United States can access the call by dialing +1-862-298-0702. Callers should dial in at least 5 minutes prior to the call start time. A live and archived webcast will be available online in the investor relations section of Jerash’s website at www.jerashholdings.com. A replay of the conference call will be available until February 15, by calling 877-481-4010 from the United States or +1-919-882-2331 from outside the United States and entering conference ID number 42611.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Sears, Hanes, Columbia, Land’s End, VF Corporation (which owns brands such as The North Face, Nautica, Timberland, Wrangler, Lee, Jansport, etc.), and Philip-Van Heusen (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, Speedo, etc.). Its production facilities are made up of three factory units and two warehouses and currently employ approximately 2,900 people. The total annual capacity at its facilities is approximately 6.5 million pieces. Additional information is available at http://www.jerashholdings.com.

Non-GAAP Financial Information

This news release contains disclosure regarding adjusted net income and adjusted EBITDA, which are determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted net income provides supplemental information that may help investors analyze our net income without regard to the effects of one-time stock-based compensation and a one-time income tax reserve, while adjusted EBITDA may help investors analyze our net income without regard to the effect of one-time stock-based compensation and before the effect of interest expenses, income taxes, and depreciation and amortization. Non-GAAP financial measures have inherent limitations and are not uniformly applied by issuers. Therefore, these non-GAAP financial measures should not be considered in isolation, or as substitutes for comparable measures prepared in accordance with GAAP. The comparable GAAP financial measures and reconciliation to the comparable GAAP financial measures can be found in Appendix A to this document.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may,” “would,” “could,” “will,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “expect,” “outlook,” “forecast,” “guidance,” “indication” and similar expressions are intended to identify forward-looking statements. Such statements reflect Jerash’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact:

Richard J. Shaw, Chief Financial Officer

(315) 727-6791

richard.shaw@jerashholdings.com

Matt Kreps, Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com

JERASH HOLDINGS (US), INC.,

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	March 31,
	2018 (Unaudited)	2018
ASSETS
Current Assets:
Cash	$26,711,771	$8,597,830
Accounts receivable	13,140,501	5,247,090
Accounts receivable - related party	-	50,027
Inventories	12,121,042	20,293,392
Prepaid expenses and other current assets	1,859,212	1,533,868
Advance to suppliers	63,733	1,128,079
Total Current Assets	53,896,259	36,850,286

Restricted cash	3,679,970	3,598,280
Property, plant and equipment, net	2,615,187	2,819,715
Total Assets	$60,191,416	$43,268,281

LIABILITIES AND EQUITY

Current Liabilities:
Credit facilities	$20,915	$980,195
Accounts payable	4,592,699	4,776,812
Accrued expenses	1,294,515	1,175,427
Income tax payable	885,000	112,000
Other payables	957,504	878,987
Total Current Liabilities	7,750,633	7,923,421

Income tax payable – non-current	1,591,000	1,288,000
Total Liabilities	9,341,633	9,211,421

Commitments and Contingencies (See Note 13)

Equity
Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 and 15,000,000 shares authorized; 11,325,000 shares and 9,895,000 shares issued and outstanding as of December 31, 2018 and March 31, 2018.	11,325	9,895
Additional paid-in capital	14,762,813	2,742,158
Statutory reserve	71,699	71,699
Retained earnings	35,709,499	30,948,006
Accumulated other comprehensive loss	(14,565)	(24,502)
Total Shareholder's Equity	50,540,471	33,747,256

Noncontrolling interest	309,012	309,604
Total Equity	50,849,783	34,056,860

Total Liabilities and Equity	$60,191,416	$43,268,281

JERASH HOLDINGS (US), INC.,

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2018	2017	2018	2017
Revenue, net	$18,677,164	11,543,763	70,504,646	60,443,400
Cost of goods sold	15,477,534	7,791,407	54,296,244	44,623,660
Gross Profit	3,199,630	3,752,356	16,208,402	15,819,740

Selling, general and administrative expenses	2,173,022	1,557,449	6,250,104	4,316,524
Share based compensation expenses	--	--	3,399,934	116,578
Total Operating Expenses	2,173,022	1,557,449	9,650,038	4,433,102

Income from Operations	1,026,608	2,194,907	6,558,364	11,386,638

Other Income:
Other income, net	20,885	12,244	19,633	1,316
Total other income, net	20,885	12,244	19,633	1,316

Net Income before provision for income tax	1,047,493	2,207,151	6,577,997	11,387,954

Income tax expense (benefit)	(578,000)	—	1,251,000	—

Net income	1,625,493	2,207,151	5,326,997	11,387,954

Net loss attributable to noncontrolling interest	721	26	746	2,845

Net income attributable to Jerash Holdings (US), Inc.’s Common Shareholders	$1,506,214	$2,207,177	$5,327,743	$11,390,799

Net Income	$1,625,493	$2,207,151	$5,326,997	$11,387,954
Other Comprehensive Income:

Foreign currency translation gain (loss)	311	(53,817)	10,091	(30,273)

Total Comprehensive Income	1,625,804	2,153,334	5,337,088	11,357,681
Comprehensive loss attributable to noncontrolling interest	720	515	592	3,135
Comprehensive Income Attributable to Jerash Holdings (US), Inc.’s Common Shareholders	$1,626,524	$2,153,849	$5,337,680	$11,360,816

Earnings Per Share Attributable to Common Shareholders:
Basic	$0.14	$0.23	$0.48	$1.18
Diluted	$0.14	$0.23	$0.47	$1.18
Weighted Average Number of Shares
Basic	11,325,000	9,683,500	11,158,600	9,683,500
Diluted	11,393,179	9,683,500	11,283,812	9,683,500

JERASH HOLDINGS (US), INC.,

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,326,997	$11,387,954
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	959,975	899,277
Stock-based compensation expense	3,399,934	116,578
Changes in operating assets:
Accounts receivable	(7,889,687)	(3,983,634)
Accounts receivable- related party	50,040	2,252,257
Inventories	8,181,267	12,419,117
Prepaid expenses and other current assets	(632,714)	95,979
Advance to suppliers	1,064,756	(3,604,797)
Changes in operating liabilities:
Accounts payable	(186,461)	(8,776,539)
Accrued expenses	(338,472)	70,138
Other payables	535,012	(198,487)
Income tax payable	1,251,000	-
Net cash provided by operating activities	11,546,651	10,677,843

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(724,325)	(730,269)
Other receivable - related party	-	336,746
Net cash used in investing activities	(724,325)	(393,523)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend distribution	(566,250)	-
Proceeds from short-term loan	(959,630)	948,193
Due from shareholders	-	692,500
Net proceeds from private placement	-	1,772,845
Net proceeds from Common stock	8,930,300	-
Warrants issued to the underwriter	30	-
Net cash provided by financing activities	7,404,450	3,413,538

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(31,145)	(12,791)

NET INCREASE IN CASH AND RESTRICTED CASH	18,195,631	13,685,067

CASH AND RESTRICTED CASH, BEGINNING OF THE PERIOD	12,196,110	4,132,761

CASH AND RESTRICTED CASH, END OF THE PERIOD	$30,391,741	$17,817,828

CASH AND RESTRICTED CASH, END OF THE PERIOD	$30,391,741	$17,817,828
LESS: NON-CURRENT RESTRICTED CASH	3,679,970	3,472,374
CASH, END OF PERIOD	$26,711,771	$14,345,454

Non-cash financing activities
Warrants issued to underwriters in connection with the IPO in fiscal 2019 and the private placement in fiscal 2018	$160,732	$161,926
Prepaid stock issuance cost netted with proceeds from the IPO in fiscal 2019 and the private placement in fiscal 2018	$308,179	$239,105
Income taxes paid	$175,000

APPENDIX A – Reconciliation of Non-GAAP Financial Measures

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

RECONCILIATION OF ADJUSTED EBITDA AND PER SHARE AMOUNTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December, 31		Nine Months Ended December, 31
	2018	2017	2018	2017
Net income (loss)	$1,625	$2,207	$5,327	$11,388

Income taxes	(578)	--	1,251
Interest expense	43	4	129	4
Depreciation and amortization	306	311	960	899
Stock-based compensation expense	0	0	3,400	117
Adjusted EBITDA	$1,396	$2,522	$11,067	$12,408
Adjusted EBITDA Per Share
Basic	$0.12	$0.26	$0.98	$1.28
Diluted	$0.12	$0.26	$0.97	$1.28
Weighted Average Number of Shares
Basic	11,325	9,684	11,325	9,684
Diluted	11,391	9,684	11,391	9,684

JERASH HOLDINGS (US), INC.,
SUBSIDIARIES AND AFFILIATE

ADJUSTED NET INCOME RECONCILIATION – UNAUDITED

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December, 31		Nine Months Ended December, 31
	2018	2017	2018	2017
Net income (loss)	$1,625	$2,207	$5,327	$11,388

Stock-based compensation expense	0	--	3,400	117
Income taxes	(578)	--	1,251	--
Amounts before charges	$1,047	$2,207	9,978	11,505
Adjusted Net Income Per Share
Basic	$0.09	$0.23	$0.88	$1.19
Diluted	$0.09	$0.23	$0.88	$1.19
Weighted Average Number of Shares
Basic	11,325	9,684	11,325	9,684
Diluted	11,391	9,684	11,391	9,684